                                                                   EXHIBIT 10.10

                                  [LETTERHEAD]


January 14, 2000



Mr. Richard Van Hoesen
19727 Saint Ann Court
Saratoga, CA 95070

HAND DELIVERED

Dear Richard:

     We are pleased to offer you a position with XACCT Technologies, Inc., a Delaware corporation (the "Company"), as Vice President and Chief Financial Officer, starting January 14, 2000. In this position, you will report to Eric Gries, President and Chief Executive Officer for the Company, and shall assume such authority and discharge such responsibilities as are commensurate with this senior executive position. During the term of your employment you shall devote your full time, skill and attention to your duties and responsibilities and shall perform them faithfully, diligently and competently. In addition, you shall comply with the policies, procedures and practices of the Company as in effect from time to time.

     You will receive a monthly salary of $16,666, commencing February 15, 2000 which will be paid in accordance with the Company's normal payroll procedures for U.S. employees. Your compensation for the period January 14, 2000 through February 15, 2000 will be $1.00. Upon joining the Company you will receive a signing bonus in the amount of $100,000 which shall be repayable in the event you voluntarily terminate your employment prior to February 15, 2001. As a Company employee, you will also be eligible to receive those benefits available to senior executives, including participation in the Company's health insurance plan and 401K program to the extent of your eligibility under their terms. You should note that the Company might modify salaries and benefits from time to time as it deems necessary.

     Additionally, we will recommend to the Board of Directors of XACCT Technologies (1997), Ltd., an Israeli corporation ("XACCT Ltd."), at its next board meeting that you be granted incentive stock options entitling you to purchase up to approximately 63,900 shares of common stock (the equivalent of 2%) of XACCT Ltd., at the then current fair market value, as determined by XACCT Ltd's Board of Directors at that meeting. Such options shall be subject to the term and conditions of XACCT Ltd's stock option plan and stock options agreement, and shall vest 25% one year after your employment date, and thereafter quarterly in equal amounts until all options are vested four (4) years after your employment date. In the event that the Company merges into or is acquired by another party and is not the surviving company, then to the extent permitted by applicable law, all of the unvested portion of the stock options granted pursuant to this offer will immediately vest. In the event you voluntarily resign or are terminated for "cause" (which shall mean (i) any act of personal dishonesty taken in connection with your responsibilities as an employee which is intended to result in substantial personal enrichment, (ii) conviction of a felony which the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act which constitutes misconduct and is injurious to the Company, and (iv) continued willful violations of your obligations to the Company after there has been delivered a written demand for performance from the Company which describes the basis for the Company's belief that you have not substantially performed your duties) from your position earlier than 12 months from the starting date, no options will be vested.

     You will be entitled to a performance bonus, based upon quarterly and annual goals that will be assigned to you by the President and Chief Executive Offer. Total annual earnable bonus compensation for the achievement of quarterly and annual goals will be $100,000.

     In the event your employment is terminated by the Company for other than cause you will be eligible to receive one (1) year of base salary.

     You should be aware that your employment with the Company is for no specified period and constitutes "at-will" employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice.

     For purposes of federal immigration laws, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

     You agree that, during the term of your employment with the Company, you will not actively engage in any other employment, occupation, consulting or other business directly or indirectly related to the business in which the Company or XACCT Ltd. is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company or XACCT Ltd.

     As a Company employee, you will be expected to abide by the Company's and XACCT Ltd's rules and regulations. You will be expected to sign and comply with an Employment, Confidential Information, and Invention Assignment Agreement which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company and non-disclosure of proprietary information. Normal working hours are from 8:30 a.m.

to 6:00 p.m., Monday through Friday. Of course as an exempt employee you will be expected to work additional hours as required by your assignments.

     To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral.

     This letter may not be modified or amended except by a written agreement, signed by an officer of the Company and by you.

     We look forward to having you on board.

                                          Sincerely,

                                          XACCT Technologies, Inc.

                                          /s/ Eric Gries

                                          Eric Gries
                                          President and Chief Executive Officer

ACCEPTED AND AGREED TO

This ____ day of January, 2000.


/s/ Richard Van Hoesen
--------------------------------
Richard Van Hoesen

Enclosures: Duplicate Original Letter Employment, Confidential Information,
            and Invention Assignment Agreement

                        INCENTIVE STOCK OPTION AGREEMENT
                              ("OPTION AGREEMENT")

                      Made as of the 14 day of_January 2000

                                 By and between

                         XACCT TECHNOLOGIES (1997) LTD.
                                 ("THE COMPANY")

                          an Israeli Company located at
                                 31 Lechi Street
                                 Bnei-Brak 51200
                                     Israel

                                OF THE FIRST PART

                                       AND

                               RICHARD VAN HOESEN
                                SSN: ###-##-####

                                ("THE OPTIONEE")
                               OF THE SECOND PART

                                    PREAMBLE


WHEREAS In July, 1998, the Company has adopted its Option Plan, a copy of which is attached hereto as EXHIBIT A, forming an integral part hereof and -

WHEREAS The Company has determined that the Optionee be granted an Option under the Option Plan to buy Shares of the Company, and the Optionee has agreed to such grant, all on the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, it is agreed as follows:

1.   PREAMBLE AND DEFINITIONS

     1.1 The Preamble to this Option Agreement constitutes an integral part hereof.

     1.2 Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Option Plan.

2.   GRANT OF OPTION

     2.1 The Company hereby grants the Optionee ISOs in a number set forth in Section 2 of EXHIBIT B hereto (for purposes of this Option Agreement - THE OPTION(S) subject in each case to the vesting schedule thereof. Each Option is exercisable for One Ordinary Share of a nominal value of NIS 0.01 (THE SHARE), at a price per Ordinary Share as set forth in Section 3 of EXHIBIT B (the OPTION PRICE), in each case upon the terms and subject to the conditions set forth herein. Each Share shall be allocated from the total number of shares reserved from of the Company's authorized share capital for the Option Plan

          The Option Price will be paid in NIS in accordance with the representative rate of exchange of the U.S. dollar, published by the Bank of Israel and known on the date of giving the notice of exercise (as set forth in Section 5.1 hereinafter).

     2.2 The Optionee is aware that the Company intends to issue additional shares in the future to various entities and individuals, as the Company in its sole discretion shall determine.

3.   PERIOD OF OPTION AND CONDITIONS OF EXERCISE

     3.1 The terms of this Option Agreement shall commence on the date hereof (THE DATE OF GRANT) and terminate at the Expiration Date (as defined in Section 6 below), or at the time at which the Option is completely terminated pursuant to the terms of the Option Plan or pursuant to this option Agreement.

     3.2 The Options may be exercised by the Optionee in whole at any time or in part from time to time, as determined by the Board, and to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of
          Section 3.4 below, the Optionee is an employee of the Company or any of its subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

     3.3 Subject to the provisions of Section 3.4 below, in the event of termination of the Optionee's employment with the Company or any of its subsidiaries, all options granted to him or her will immediately be expired. A notice of termination of employment by either the Company or the Optionee shall be deemed to constitute termination of employment.

     3.4  Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee's employment with the Company or any subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options, set forth in Section 4 below, if: (i) termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of 90 (ninety) days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, according to the vesting periods of the Options, or (ii) termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of 3 (three) months from the date of termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options. The term CAUSE shall mean (i) Employee has engaged in unfair competition with the Company, induced a significant customer of the Company to breach any contract with the Company, intentionally made an unauthorized disclosure of material confidential information of the Company, committed an act of embezzlement, fraud or theft with respect to the property of the Company, or deliberately disregarded the rules of the Company, in any such event in such a manner as to cause material loss, damage or injury to or otherwise materially to endanger the property, reputation or employees of the Company, (ii) Employee has repeatedly abused alcohol or drugs on the job or in a manner affecting his job performance, (iii)Employee has been found guilty of or has plead NOLO CONTENDERE to the commission of a felony offense, (iv) Employee has been absent unapproved for more than 21 days except as permitted by law, in the event of sickness or disability, or (v) Employee has committed a material breach of any fiduciary obligation or duty of loyalty to the Company.

     3.5 The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up one-half or more, or otherwise rounded down, to the nearest whole number.

4.   VESTING

         Subject to the requirements as to the number of Shares for which an Option is exercisable, as set forth in Section 2.1 above, Options shall vest (i.e., Options shall become exercisable) at the dates set forth in
         Section 6 of Exhibit B hereto.

5.       METHOD OF EXERCISE

         Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company (the Exercise Notice), which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

6.   TERMINATION OF OPTION

     6.1 Except as otherwise stated in this Option Agreement, the Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in Section 4 of Exhibit B hereto; and - (ii) the expiration of any extended period in any of the events set forth in Section 3.4 above (and such earlier date shall be hereinafter referred to AS THE EXPIRATION DATE).

                                                               .
     6.2 Without derogating from the above, the Committee may, with the prior written consent of the Optionee, from time to time cancel all or any portion of the Options then subject to exercise, and the Company's obligation in respect of such Options may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the fair market value of the Shares pertaining to such canceled Options, at the date of such cancellation, over the aggregate purchase price of such Shares; (ii) the issuance or transfer to the Optionee of Shares of the Company with a fair market value at the date of such transfer equal to any such excess; or (iii) a combination of cash and Shares with a combined value equal to any such excess, all determined by the Committee in its sole discretion.

7.   ADJUSTMENTS

     7.1 If the Company is separated, reorganized, merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Option Plan, the Vesting Period set forth in section 4 above shall be accelerated so that any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the change in control.

     7.2 If the Company is liquidated or dissolved while unexercised Options remain outstanding, then all such outstanding Options may be exercised in by the Optionee as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions hereof, by the Optionee giving notice in writing to the Company of his or her intention to so exercise.

     7.3 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock Split, combination or exchange of shares, re-capitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the Option therefore granted, and the Option Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares, all as will be determined by the Board whose determination shall be final.

     7.4 Anything herein to the contrary notwithstanding, if priorto the completion of the IPO, all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, the Optionee shall be obliged to sell or exchange (in accordance with the value of his or her Shares in accordance to the transaction) as the case may be, the Shares such Optionee purchased hereunder, in accordance with the instructions then issued by the Board, which will be given according to the decided upon policy concerning Optionees under the Option Plan.

8.   RIGHTS PRIOR TO EXERCISE OF OPTION; LIMITATIONS AFTER PURCHASE OF SHARES

     8.1 Subject to the provisions of Section 8.2 below, the Optionee shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise, registration of the Optionee as holder of such Shares in the Companies register of members.

     8.2 With respect to all Shares (in contrast to unexercised Options) issued upon the exercise of Options and purchased by the Optionee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends.

     8.3 No Option purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of the Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

          Any action or dealing in contravention of the prohibitions set forth in this Section 8.3 whether present or future, direct or indirect, shall be null and void.

     8.4 The Optionee may be required by the Company, at the Company's discretion, to give a representation in writing upon exercising the Option, that he or she is acquiring the Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

     8.5 The Optionee shall not dispose of any Option Shares in transactions which, in the opinion of counsel to the Company, violate the U.S. Securities Act of 1933, as amended (the "1933 Act"), or the roles and regulations thereunder, or any applicable state securities or "blue sky" laws, including the securities laws of the State of Israel.

     8.6 If any Option Shares shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any Option Shares shall be made by the Optionee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act.

     8.7 The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Option Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it may deem appropriate (which do not violate the Optionee's rights according to this Option Agreement).

9.   SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

     9.1 Notwithstanding anything to the contrary in the Articles of Association of the Company, the Optionee shall not have a right of first refusal in relation with any sale, transfer or allotment of shares in the Company.

     9.2 Until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option, by the Optionee, shall be subject to a right of first refusal on the part of the Company's Founders, as defined in the Articles of Association of the Company in effect in July 1998 (save, for the avoidance of doubt, for other Optionees who already exercised their Options), PRO RATA in accordance with their shareholding, by the Optionee giving a notice of sale (THE NOTICE) to the Company who will forward the Notice to the Founders.

          The notice shall specify the Number of Shares offered for sale, the price per Share and the payment terms. The Founders will be entitled for 30 days from the day of receipt of the Notice ("THE 30 DAYS PERIOD"), to purchase all or part of the offered Shares, pro rata in accordance with their shareholding. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Founders, the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days Period on terms not more favorable than those set out in the Notice.

10.  GOVERNMENT REGULATIONS

     The Option Plan, and the granting and exercise of the Option thereunder, and the Company's obligation to sell and deliver Shares or cash under the Option, are subject to all applicable laws, rules and regulations, whether of the State of Israel or of the United States or any other state having jurisdiction over the Company and the Optionee, including the registration of the Shares under the 1933 Act, and to such approvals by any governmental agencies or national securities exchanges as may required.

11.  CONTINUANCE OF EMPLOYMENT

     Nothing in this Option Agreement shall be construed to impose any obligation on the Company or a subsidiary thereof to continue the Optionee's employment with it, to confer upon the Optionee any right to continue in the employ of the Company or a subsidiary thereof, or to restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

12.  GOVERNING LAW & JURISDICTION

     This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Option Agreement.

13.  TAX CONSEQUENCES

     Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company or the Optionee), hereunder, shall be borne solely by the Optionee. The Company shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

14.  FAILURE TO ENFORCE NOT A WAIVER

     The failure of any party to enforce at any time any provisions of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15.  PROVISIONS OF THE OPTION PLAN

     The Options provided for herein are granted pursuant to the Option Plan, and said Options and this Option are in all respects governed by the Option Plan and subject to all of the terms and provisions whether such terms and provisions are incorporated in this Option Agreement solely by reference or are expressly cited herein.

     Any interpretation of this Option Agreement will be made in accordance with the Option Plan and in the event there is any contradiction between the provisions of this Option Agreement and the Option Plan, the provisions of the Plan will prevail.

16.  BINDING EFFECT

     This Option Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereof.

17.  NOTICES

     Any notice required or permitted under this Option Agreement shall be deemed to have been duly given if delivered, faxed or mailed, if delivered by certified or registered mail or return receipt requested, either to the Optionee at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Company at the address set forth above or such other address as the Company may designate in writing to the Optionee: within one from time to time.

18.  ENTIRE AGREEMENT

     This Option Agreement exclusively concludes all the terms of the Optionee's Option Plan, and, subject to the provisions of Section 20 of the Option Plan, annuls and supersedes any other agreement, arrangement or understanding, whether oral or in writing, relating to the grant of options to the Optionee. Any change of any kind to this Option Agreement will be valid only if made in writing and signed by both the Optionee and the Company's authorized member and has received the approval of the Board.

IN WITNESS WHEREOF, the Company executed this Option Agreement in duplicate on the day and year first above written.


XACCT Technologies (1997) Ltd.



By: Eric Gries, President and CEO  /S/ ERIC GRIES


The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Option Agreement.

 /S/ RICHARD H. VAN HOESEN
The Optionee

                                                                       EXHIBIT A


                            XACCT TECHNOLOGIES (1997) LTD.



                                    THE 1998
                                STOCK OPTION PLAN

                         XACCT TECHNOLOGIES (1997) LTD.

                                    THE 1998
                                STOCK OPTION PLAN

1.   NAME

     This 1998 Stock Option Plan, as amended from time to time, shall be known as the XACCT Technologies (1997) Ltd. 1998 Stock Option Plan (the "OPTION PLAN"). For the purposes of this Option Plan the reference to or the use of the term "Stock" or "stock" shall mean and refer to a "share" as defined in
     Section 1 of the Israeli Companies Ordinance New Version (5743-1983) (the "Ordinance") and not "stock" within the meaning Section 146 of the Ordinance.

2.   PURPOSE OF THE OPTION PLAN

     The Option Plan is intended as an incentive to retain, in the employ of XACCT Technologies (1997) Ltd.("THE COMPANY") and its subsidiaries, persons of training, experience, and ability, to attract new employees, directors and consultants whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Option Plan approved by the board of directors of the company ("THE BOARD"). Options granted under the 1998 Plan may or may not contain such terms as will qualify the Options as Incentive Stock Options ("ISOs") within the meaning of Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the "CODE"). Options which shall not contain terms as will qualify them as ISOs shall be referred to herein as Non - Qualified Stock Options ("NQSOS"). (All options granted hereunder shall be referred to herein together as the "OPTIONS").

3.   ADMINISTRATION OF THE OPTION PLAN

     The Board or a share option committee appointed and maintained by the Board for such purpose ("THE COMMITTEE") shall have the power to administer the Option Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

     The Committee shall consist of such number of members (not less than two
     (2) in number) as may be fixed by the Board. The Committee shall select one of its members as its chairman ("THE CHAIRMAN") and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     Any member of such Committee shall be eligible to receive Options under the Option Plan while serving on the Committee, unless otherwise specified herein.

     The Committee shall have full power and authority (i) to designate participants (ii) to determine the terms and provisions of respective Option agreements (which need not be identical) including, but not limited to, the number of shares in the Company to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to designate Options as Incentive Stock Options or as Non - Qualified Stock Options, (v) to interpret the provisions and supervise the administration of the Option Plan; and (vi) to determine any other matter which is necessary or desirable for, or incidental to administration of the Option Plan.

     The Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the purchase price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Option Plan.

     All decisions and selections made by the Board or the Committee pursuant to the provisions of the Option Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

     The interpretation and construction by the Committee of any provision of the Option Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

     Subject to the Company decision, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Option Plan unless arising out of such member's own fraud Or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.   DESIGNATION OF PARTICIPANTS

     The persons eligible for participation in the Option Plan as recipients of Options shall include any employees, directors and consultants of the Company or of any subsidiary of the Company. The grant of an Option hereunder shall neither entitle the recipient thereof to participate nor disqualify him or her from participating in, any other grant of Options pursuant to this Option Plan or any other option or share option plan of the Company or any of its affiliates.

5.   SHARES RESERVED FOR THE OPTION PLAN; RESTRICTION THEREON

          5.1 Subject to adjustments as set forth in Section 8 below, a total of 5,000,000 Ordinary Shares, of NIS 0.01n.v. each ("THE
               SHARES") shall be subject to the Option Plan. The foregoing number of shares may be increased or decreased by the events set forth in Section 8 ("ADJUSTMENT") hereof. The Shares subject to the Option Plan are hereby reserved for such purpose in the authorized share capital of the Company and may only be issued in terms hereof. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Option Plan shall cease to be reserved for the purpose of the Option Plan, but until termination of the Option Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the Option Plan.

          5.2 Each Option granted pursuant to the Plan, shall be evidenced by a written agreement between the Company and the Optionee (the "OPTION AGREEMENT"), in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state the number of ordinary shares to which the Option relates and the type of option granted thereunder (whether an ISO or an NQSO).

6.   OPTION PRICE

          6.1 The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. In the case of an ISO, the exercise price shall not be less than 100% of the fair market value thereof, as determined by the Board or the Committee in its sole discretion.

          6.2 The Option price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

7.   ADJUSTMENTS

     Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the Option Plan shall be adjusted as hereafter provided:

     7.1 If the Company is separated, reorganized, merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding Under the Option Plan, there shall be substituted for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the separated, reorganized, merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action. However, subject to any applicable law, in the event the successor corporation does not agree to assume the award as aforesaid, the Vesting Period as set forth in section 4 above shall be accelerated so that any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten
          (10) days prior to the date of the change in control.

     7.2 If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Option Plan, then all such outstanding Options may be exercised in full by the Optionees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Section 8(2), by the Options giving notice in writing to the Company of their intention to so exercise.

     7.3 If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a share dividend, share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to this Option Plan or subject to any Options therefore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Option Plan (as set forth in Section 5 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

     7.4 Anything herein to the contrary notwithstanding, if prior to the completion of an initial public offering of the Company's securities
          (IPO), all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another Company, then in such event, each Optionee shall be obliged to sell or exchange, as the case may be, the shares such Optionee purchased under the Option Plan, in accordance with the instructions then issued by the Board whose determination shall be final.

8.   TERM AND EXERCISE OF OPTIONS

     8.1 Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

     8.2 Each Option granted under this Option Plan shall be exercisable following the exercise dates and for the number of Shares as shall be provided in Exhibit B to the Option Agreement. However, (i) subject to the provisions of section 8.6 below, no option shall be exercisable after the expiration often (10) years from the Date of Grant as defined for each Optionee in his or her Option Agreement and (ii) no ISO may be granted to a person who at the time of the grant owns more than 10% of the voting power or value of all classes of shares of the Company or its subsidiary. However, no Option shall be exercisable after the Expiration Date.

     8.3 Options granted under the Option Plan shall not be transferable by Optionees other than by will or laws of descent and distribution, and during an Optionee's lifetime shall be exercisable only by that Optionee.

     8.4 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 8.6 below (i) the Optionee is an employee of the Company or any of its subsidiaries, at all tames during the period beginning with the granting of the Option and ending upon the date of exercise (ii) the director or the consultant is serving the Company or any of its subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

     8.5 Subject to the provisions of Section 8.6 below, in the event of termination of employees employment with the Company or any of its subsidiaries, or the termination of services given by directors or consultants to the Company or any of its subsidiaries, all Options granted to them will immediately be expired. A notice of termination of employment or services shall be deemed to constitute termination of employment or services.

     8.6 Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee's service or employment with the Company or any subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options set forth in Section 4 of such Optionee's Option Agreement, if: (i) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable, (ii) termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of ninety (90) days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, according to the vesting periods of the Options,
          (iii) termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of twelve (12) months from the date of termination, but only with respect to the number of options already vested at the time of such termination according to the vesting periods of the Options. The term "CAUSE" shall mean any action, omission or state of affairs related to the Optionee which the Committee or the Board decides, in its sole discretion, is against the best interests of the Company.

     8.7 Subject to the provisions of Section 12 below, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until, following exercise, registration of the Optionee as holder of such Shares in the Companies register of members.

     8.8 Any form of Option agreement authorized by the Option Plan may contain such other provisions as the Committee may, from time to time, deem advisable. Without limiting the foregoing, the Committee may, with the consent of the Optionee, from time to time cancel all or any portion of any option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such Shares, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its sole discretion.

9.   INCENTIVE STOCK OPTIONS

     Options intended to constitute ISOs, shall be subject to the following special terms and conditions in addition to the general terms and conditions of the Plan:

     9.1 With respect to ISO granted to employees, the aggregate fair market value of the shares (determined as of the grant of the ISO) with respect to which ISO are exercisable, for the first time by any grantee during any calendar year shall not exceed the limitation provided under Section 422(d) of the Internal Revenue Code.

     9.2 The Options issued as ISOs must be granted within 10 years of the date that the Plan was adopted or the date that the plan is approved by the shareholders, whichever is earlier.

     9.3 Any Options issued as ISOs, must by its terms be exercisable only within 10 years from the date it is granted.

     9.4 The exercise price of any ISO must not be less than the fair market value of the shares at the time the ISO is granted. This requirement shall be deemed satisfied if there has been a good faith attempt to value the shares accurately for thus purpose.

     9.5 The ISO by its terms must be non-transferable other than at death and must be exercisable during the Optionee's lifetime only by the Optionee.

10.  PURCHASE OF INVESTMENT

     Unless Shares covered by the Plan have been listed for trade on any stock exchange (of any jurisdiction), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

11.  SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

     11.1 Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any sale, transfer or allotment of shares in the Company.

     11.2 Until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option, by the Optionee, shall be subject to a right of first refusal on the part of the Company's Founders, as defined in the Articles of Association of the Company in effect in July 1998 (save, for the avoidance of doubt, for other Optionees who already exercised their Options), PRO RATA in accordance with their shareholding, by the Optionee giving a notice of sale (THE NOTICE) to the Company who will forward the Notice to the Founders.

          The notice shall specify the number of Shares offered for sale, the price per Share and the payment terms. The Founders will be entitled for 30 days from the day of receipt of the Notice ("THE 30 DAYS PERIOD"), to purchase all or part of the offered Shares, PRO RATA IN accordance with their shareholding. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Founders, the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days period on terms not more favorable than those set out in the Notice.

12.  DIVIDENDS

     With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options and purchased by the Optionee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends.

13.  ASSIGNABILITY AND SALE OF OPTIONS

     No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

14.  TERM OF THE OPTION PLAN

     The Option Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of 60 months from such day of adoption.

15.  AMENDMENTS OR TERMINATION

     The Board may, at any time and from time to time, amend, alter or discontinue the Option Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option therefore granted, without his or her consent.

16.  GOVERNMENT REGULATIONS

     The Option Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other state having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.  CONTINUANCE OF EMPLOYMENT OR OTHER ENGAGEMENT

     Neither the Option Plan nor the Option Agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any Optionee in its employ or engagement, and nothing in the Option Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or engagement of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment or such engagement at any time.

18.  GOVERNING LAW & JURISDICTION

     This Option Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole and exclusive jurisdiction in any matters pertaining to this Plan.

19.  TAX CONSEQUENCES

     Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company or the Optionee), hereunder, shall be borne solely by the Optionee. The Company shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

20.  NON-EXCLUSIVITY OF THE OPTION PLAN

     The adoption of the Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share Options otherwise then under the Option Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to employees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

21.  MULTIPLE AGREEMENTS

     The terms of each Option may differ from other Options granted under the Option Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the Option Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

                                                                       EXHIBIT B

                      TERMS OF THE INCENTIVE STOCK OPTIONS:

--------------------------------------------------------------------
1.   Name of the Optionee:         Richard H. Van Hoesen
---------------------------------- ---------------------------------
2.   Number of ISOs granted:       467,194
---------------------------------- ---------------------------------
3.   Price per Share:              $3.00
---------------------------------- ---------------------------------
4.   Expiration Date:              8 years from the Date of Grant
---------------------------------- ---------------------------------
5.   Date of Grant:                14-January-2000
---------------------------------- ---------------------------------
6.   Vesting schedule              4 years
---------------------------------- ---------------------------------

          ------------------------ ------------------------------------------
             % OF THE OPTIONS                    VESTING DATE
          ------------------------ ------------------------------------------
                   25%                         January 14, 2001
          ------------------------ ------------------------------------------
                  6.25%             Every 3 months, starting April 14, 2001
          ------------------------ ------------------------------------------



Optionee Signature /S/ RICHARD H. VAN HOESEN



                                       10